UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2014 (December 3, 2014)

iPayment Holdings, Inc.

iPayment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

333-177233-19 000-50280	20-4777880 62-1847043
(Commission File Number)	(IRS Employer Identification No.)

Delaware Delaware
(State or Other Jurisdiction of Incorporation)

Tower 56, 126 East 56th Street 33rd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 802-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 1 to Exchange Offer Support Agreement

On December 3, 2014, iPayment Holdings, Inc. (“Holdco”) and its subsidiary iPayment, Inc. (“Opco” and, together with Holdco, the “Companies”) entered into an amendment (the “Amendment”) to the Exchange Offer Support Agreement, dated September 29, 2014 (the “Support Agreement”), governing the exchange offers (the “Exchange Offers”) and consent solicitations (the “Consent Solicitations,” and together with the Exchange Offers, the “Offers”) previously commenced by the Companies on November 7, 2014 pursuant to the Offers to Exchange and Consent Solicitation Statement, dated as of November 7, 2014 (as it may be amended from time to time, the “Statement”). The Companies entered into the Amendment with holders party to the Support Agreement holding a sufficient aggregate principal amount of each series of notes to amend the Support Agreement. As of December 3, 2014, holders of approximately 91.9% of the aggregate principal amount of Holdco’s 15.00%/15.00% Senior Notes due 2018 and holders of approximately 90.4% of the aggregate principal amount of Opco’s 10.25% Senior Notes due 2018 had executed the Support Agreement.

The Amendment modifies certain terms of the Support Agreement in order to (i) increase to 9.50% the annual rate of interest of the new Senior Secured Notes due 2019 (the “New Notes”) that will be issued in connection with the Offers and (ii) increase the redemption price of the New Notes to 104.75% of par.

The expiration date of the Offers has been extended to 5:00 p.m., New York City time, on December 17, 2014. No existing notes were validly tendered as of 5:00 p.m., New York City time, on December 3, 2014. Tendered Existing Notes may be validly withdrawn at any time before the expiration or termination of the Offers. Subject to the consent requirements under the Support Agreement, the Companies may terminate or withdraw the Offers at any time for any reason, including if certain conditions described in the Statement are not satisfied.

The New Notes and other securities offered pursuant to the Statement have not been, and except as described in the Statement will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. The Exchange Offers are being made pursuant to the exemption provided for under Section 4(a)(2) of the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities described herein and is also not a solicitation of consents to proposed amendments as described in the Statement. No recommendation is made as to whether the holders of Existing Notes should tender their Existing Notes or deliver the related consents in the Exchange Offers. The Statement will be distributed only to holders of Existing Notes that complete and return a letter of eligibility confirming that they are “eligible holders” for the purposes of the Offers.

The above description of the Amendment, the Support Agreement and the Statement does not purport to be a complete statement of the parties’ rights and obligations thereunder. The Companies can provide no assurance that the Offers will occur on the terms described in this report, or at all. Any information disclosed in this Current Report on Form 8-K shall not be construed as an admission that such information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT HOLDINGS, INC.

By:	/s/ Mark C. Monaco
Name:	Mark C. Monaco
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment Holdings, Inc.

Date: December 3, 2014

IPAYMENT, INC.

By:	/s/ Mark C. Monaco
Name:	Mark C. Monaco
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment, Inc.

Date: December 3, 2014

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